UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 March 28, 2007


                            COMVERSE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


           NEW YORK                      0-15502                13-3238402
(State or other jurisdiction           (Commission             (IRS Employer
       of incorporation)               File Number)          Identification No.)


                               810 Seventh Avenue,
                               New York, New York
                                      10019
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (212) 739-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
           CERTAIN OFFICERS.

(c) APPOINTMENT OF PRINCIPAL EXECUTIVE OFFICER

On April 11, 2007 Comverse Technology, Inc. (the "Company") issued a press release announcing that Andre Dahan was named as its President and Chief Executive Officer. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Andre Dahan, age 58, was President and Chief Executive Officer of Mobile Multimedia Services at AT&T Wireless from July 2001 to December 2004. From 1997 to 2001, Mr. Dahan served in various positions with Dun & Bradstreet, a global business information and business tools provider, including as Senior Vice President, Electronic Commerce of The Dun & Bradstreet Corporation from 2000 to 2001, as President of eccelerate.com, Inc. (a subsidiary of Dun & Bradstreet) from 1999 to 2001, as President of Dun & Bradstreet, North America and Global Accounts from 1999 to 2000, and as President of Dun & Bradstreet U.S. from 1997 to 1999. Previously, he served as Senior Vice President of World Wide Operations for Sequent Computers from 1996 to 1997, and in various management positions at Teradata Corporation from 1986 to 1995. Mr. Dahan is currently a director of Red Bend Software, a software management solutions provider. Mr. Dahan holds an engineering degree in computer software from the Hadassa Technology Institute in Israel.

The Employment Agreement with Mr. Dahan, dated April 10, 2007 (the "Employment Agreement"), provides for Mr. Dahan's employment as President and Chief Executive Officer of the Company from April 30, 2007 for an initial three-year term, with subsequent one-year automatic extensions unless earlier terminated or not renewed in accordance with the terms of the agreement. Mr. Dahan will be paid an initial base salary of $1,000,000 per annum. The base salary will be reviewed no less frequently than annually, and may be increased in the discretion of the Company's Board of Directors (the "Board") or its Compensation Committee. In addition, base salary may be decreased under certain circumstances specified in the Employment Agreement. Mr. Dahan will receive a bonus of 100% of base salary if certain performance targets are met and up to a maximum bonus of 200% of base salary if such targets are exceeded, such performance targets to be established by the Board each fiscal year (for fiscal year 2007, the performance targets are to be developed by the Board's Strategy Committee in consultation with Mr. Dahan and approved by the Board within forty-five days (45) days after the effective date of the Employment Agreement). In addition, Mr. Dahan will be granted a deferred stock award under the Company's 2005 Stock Incentive Compensation Plan. Each deferred stock unit represents the right to receive one share of common stock, $0.10 par value per share, of the Company as of the respective vesting dates. The number of deferred stock units will be determined by dividing $4,000,000 by the average of the closing prices per share of the Company's common stock on the "Pink Sheets" for the ten consecutive trading days commencing on the fifth trading day following the Company's issuance of a press release on March 22, 2007 announcing preliminary unaudited selected financial information for the fourth quarter and the full fiscal year ended January 31, 2007. The deferred stock unit award will vest ratably over a three-year period subject to accelerated vesting under certain circumstances. During the term of employment, Mr. Dahan will be eligible to receive equity awards under the Company's stock incentive plans based on individual and Company performance determined on an annual basis in the good faith discretion of the Board, and consistent with Mr. Dahan's role and responsibilities as President and Chief Executive Officer. In addition, Mr. Dahan will be entitled to participate in all employee welfare, pension benefit plans, programs and/or arrangements and fringe benefits applicable to senior-level executives and to be reimbursed for reasonable business expenses.

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In the event of a termination of employment due to death or disability, Mr.
Dahan will be entitled to the following: (i) earned but unpaid base salary and earned but unpaid annual bonus for the immediately preceding fiscal year, (ii) a pro-rata share of the annual bonus Mr. Dahan would have earned if he had remained employed through the end of the fiscal year in which his death or termination due to disability occurred and (iii) payment of certain employee benefit amounts and unpaid business expenses. If Mr. Dahan's employment is terminated by the Company for cause or by Mr. Dahan without good reason or if Mr. Dahan terminates the Employment Agreement by notice of nonrenewal, Mr. Dahan shall be entitled to earned but unpaid base salary and the compensation set forth under clause (iii) above. If Mr. Dahan terminates his employment with good reason or is terminated by the Company without cause or by notice of nonrenewal of the Employment Agreement, he will be entitled to the following: (a) earned but unpaid base salary and earned but unpaid annual bonus for the immediately preceding fiscal year, (b) a pro-rata share of the annual bonus Mr. Dahan would have earned if he had remained employed through the end of the fiscal year in which his employment terminated, (c) a payment equal to 150% (or 250% in the event that the termination is within one year following a change of control) of the sum of base salary and on target bonus, (d) immediate vesting of Mr. Dahan's deferred stock award, (e) payment of COBRA health care premiums for a period of eighteen months following termination and (f) payment of certain employee benefit amounts and unpaid business expenses. Mr. Dahan is also entitled to certain excise tax gross-up payments in certain circumstances during the first two years of employment. Mr. Dahan is subject to certain confidentiality provisions, restrictive covenants and intellectual property assignment provisions.

ITEM 8.01  OTHER EVENTS

On March 28, 2007, the Board, upon the recommendation of the Compensation Committee, amended the compensation package for its non-employee directors. The amended compensation is designed to simplify the current compensation program while recognizing the extensive effort and time commitment required of directors as a result of the Company's investigations of stock option grant practices and related and other accounting matters, changes in senior management, reporting and disclosure obligations and related regulatory matters. It is anticipated that six months after the Company becomes current in its public filings, the compensation approved will decrease to appropriately reflect the expected decline in the effort and time commitment required of directors. As of April 1, 2007, all non-employee directors will receive a $25,000 cash retainer per month, with no meeting or committee fees or any additional compensation for committee chairs or for serving as the Chairman of the Board. Non-employee directors who remain on the Board after April 2007 will receive 10,000 units of deferred stock for service during fiscal year 2007. Units representing the deferred stock award will vest on January 1, 2008, and shares in settlement of the deferred stock award will be delivered on such date. This award is designed to encourage Board stability and to attract and retain directors. This award is subject to a Board-adopted policy requiring directors to hold one half of all stock received as compensation (i.e., permitting the sale of that portion that may be necessary for payment of tax liability) for at least for as long as they continue to serve on the Board.

The two directors scheduled to depart the Board on April 30, 2007 will receive 2,500 units of deferred stock. In addition, the Board implemented its previously disclosed June 15, 2006 resolution relating to the grant of annual awards of 4,000 shares of the Company's common stock to non-employee directors, which were to be granted when the specific terms of which were finally determined. On March 28, 2007, such awards were granted to the two departing directors and the former Chairman of the Board who resigned on December 14, 2006 in the form of deferred stock awards. Units representing these deferred stock awards will vest on April


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
30, 2007. Shares will be delivered in settlement of the deferred stock awards on the earlier of (a) the business day after the first date during 2007 on which the shares in settlement of the deferred stock awards are registered under a registration statement on Form S-8 and (b) January 1, 2008.

CERTAIN RISKS AND UNCERTAINTIES
-------------------------------

This Current Report contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that any forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could affect the Company include: the results of the investigation of the Special Committee, appointed by the Board of Directors on March 14, 2006, of matters relating to the Company's stock option grant practices and other accounting matters, including errors in revenue recognition, errors in the recording of deferred tax accounts, expense misclassification, the possible misuse of accounting reserves and the understatement of backlog; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file reports with the Securities and Exchange Commission; the effects of the delisting of the Company's Common Stock from NASDAQ and the quotation of the Company's Common Stock in the "Pink Sheets," including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; risks relating to alleged defaults under the Indentures for the Company's convertible debt, known as ZYPS, including acceleration of repayment; risks of litigation (including pending securities class actions and derivative lawsuits) and of governmental investigations or proceedings arising out of or related to the Company's stock option practices or any other accounting irregularities or any restatement of the financial statements of the Company, including the direct and indirect costs of such investigations and restatement; risks related to the ability of Verint Systems Inc. to complete, and the effects of, the proposed merger with Witness Systems, Inc., including risks associated with integrating the businesses and employees of Witness if such merger is successfully completed; risks associated with integrating the businesses and employees of the Global Software Services division acquired from CSG Systems International, Netcentrex S.A. and Netonomy, Inc.; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission.


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
ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

  (d)      EXHIBITS:

           Exhibit No.                         Description
           -----------                         -----------

              10.1 Employment Agreement, dated April 10, 2007, between Comverse Technology, Inc. and Andre Dahan

              99.1      Press Release of Comverse Technology, Inc. dated April
                        11, 2007















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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             COMVERSE TECHNOLOGY, INC.

Date: April 11, 2007                         By: /s/ Paul L. Robinson
                                                 ------------------------------
                                             Name: Paul L. Robinson
                                             Title: Executive Vice President,
                                                    Chief Operating Officer
                                                    and General Counsel
























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
                                  EXHIBIT INDEX


           Exhibit No.                         Description
           -----------                         -----------

              10.1 Employment Agreement, dated April 10, 2007, between Comverse Technology, Inc. and Andre Dahan

              99.1      Press Release of Comverse Technology, Inc. dated April
                        11, 2007































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